                                                                   EXHIBIT 23.01




                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference of our report on the June 30, 1999 consolidated financial statements of Comshare, Incorporated and subsidiaries dated September 17, 1999, included in this Form 10-K Report, into the Company's previously filed Form S-8 and S-3 registration statements (File No. 33-6730, File No. 33-9755-3, File No. 33-28437, File No. 33-27002, File No. 33-37564, File No. 33-85720, File No.
33-87706, File No. 33-87708, File No. 33-86908 and File No. 33-65109).




                                                  /s/ Arthur Andersen LLP
                                                  -----------------------
                                                      Arthur Andersen LLP

Detroit, Michigan
   September 23, 1999